                                                                  EXHIBIT 12.1


                                WESTFIELD AMERICA INC.
                               COMPUTATION OF RATIO OF
                              EARNINGS TO FIXED CHARGES

                                                                                       Period From
                                                                                       February 12,
                                                          Year Ended     Year Ended    1994 Through    Year Ended     Year Ended
                                                         December 31,   December 31,   December 31,   December 31,   December 31,
                                                              1996           1995           1994    (1)    1993           1992
                                                         ------------   ------------   ------------   ------------   ------------
                                                                               (Amounts in thousands, except ratios)
Income before income taxes                                    $24,696        $21,846        $15,241        $19,720        $28,857

  Add:   Minority interest in consolidated
            real estate partnership                             1,063              -              -              -              -

         Equity in losses of less than 50% owned
            real estate partnerships                              162            158          2,897          1,928             44

         Excess of distributions over earnings of
            less than 50% owned real estate
            partnerships                                        4,262          5,510            (34)         2,042          2,767

         Interest expense                                      40,233         27,916         24,156          7,160         24,852

  Less:  Gain on sale of properties and
         partnership interests                                      -              -              -         (2,566)       (23,428)
                                                         ------------   ------------    -----------    -----------    -----------

Total Earnings Available to Cover Fixed Charges               $70,416        $55,430        $42,260        $28,284        $32,892
                                                         ------------   ------------    -----------    -----------    -----------
                                                         ------------   ------------    -----------    -----------    -----------


Total Fixed Charges-Interest Expense                           41,736         27,968         24,156          9,311         25,553
                                                         ------------   ------------    -----------    -----------    -----------
                                                         ------------   ------------    -----------    -----------    -----------

Total Preferred Stock Dividends                                 4,264              3              -              -              -
                                                         -------------------------------------------------------------------------

Total Combined Fixed Charges and Preferred Stock
  Dividends                                                    46,000         27,971         24,156          9,311         25,553
                                                         ------------   ------------    -----------    -----------    -----------
                                                         ------------   ------------    -----------    -----------    -----------

Ratio of Earnings to Fixed Charges                               1.69           1.98           1.75           3.04           1.29
                                                         ------------   ------------    -----------    -----------    -----------
                                                         ------------   ------------    -----------    -----------    -----------

Ratio of Earnings to Conbined Fixed Charges
  And Preferred Stock Dividends                                  1.53           1.98           1.75           3.04           1.29
                                                         ------------   ------------    -----------    -----------    -----------
                                                         ------------   ------------    -----------    -----------    -----------



Supplemental disclosure of Ratio of Funds from Operations ("FFO") to fixed charges:


FFO                                                           $75,842        $65,792        $51,553        $60,472        $37,974
Interest expense                                               40,233         27,916         24,156          7,160         24,652
                                                         ------------   ------------    -----------    -----------    -----------

Adjusted FFO available to cover fixed charges                 116,075         93,708         75,709         67,632         62,626
                                                         ------------   ------------    -----------    -----------    -----------
                                                         ------------   ------------    -----------    -----------    -----------

Total Fixed Charges-interest expense                           41,736         27,968         24,156          9,311         25,553
                                                         ------------   ------------    -----------    -----------    -----------
                                                         ------------   ------------    -----------    -----------    -----------

Total Preferred Stock Dividends                                 4,264              3              -              -              -
                                                         -------------------------------------------------------------------------

Total Combined Fixed Charges and Preferred
  Stock Dividends                                              46,000         27,971         24,156          9,311         25,553
                                                         ------------   ------------    -----------    -----------    -----------
                                                         ------------   ------------    -----------    -----------    -----------

Ratio of FFO to Fixed Charges                                    2.78           3.35           3.13           7.26           2.45
                                                         ------------   ------------    -----------    -----------    -----------
                                                         ------------   ------------    -----------    -----------    -----------

Ratio of FFO to Combined Fixed Charges and
Preferred Stock Dividends                                        2.52           3.35           3.13           7.26           2.45
                                                         ------------   ------------    -----------    -----------    -----------
                                                         ------------   ------------    -----------    -----------    -----------

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(1)      The computation for the forty two days ended February 11, 1994 is not meaningful.